Exhibit 99.1

CSX Announces Actions to Enhance Shareholder Value
Based on Higher Expectations for its Businesses

JACKSONVILLE, Fla., (May 8, 2007) – Underscoring its commitment to enhance shareholder value, the Board of Directors of CSX Corporation (NYSE: CSX) has approved a series of initiatives that will deliver both near- and long-term value.  Based on the strong long-term outlook for freight rail and intermodal transportation and higher earnings expectations for CSX businesses, the company intends to:

•	repurchase another $1 billion in company stock, for a total current program of $3 billion;

•	increase its quarterly dividend by 25 percent, starting in September of 2007; and

•	increase planned capital investments to accelerate improvements in the safety, service reliability and capacity of its transportation businesses.

“These actions emphasize our confidence in the earnings power of CSX businesses as demand for our rail and intermodal services is robust and expected to grow,” said Michael Ward, chairman, president and CEO of CSX Corporation.  “We remain committed to driving shareholder value through earnings growth and a balanced approach that includes stock buybacks, dividend increases and long-term investments that also benefit our customers, employees and the national economy.”

CSX affirmed today that it expects to achieve record levels of operating income and earnings per share in 2007, while delivering strong free cash flow.  Going forward, CSX expects to deliver double-digit increases in operating income, earnings per share and free cash flow on an average annual basis through 2010.

“Having doubled our core earning power over the last three years, we believe CSX can support these steps with higher cash flows and additional leverage,” said Oscar Munoz, executive vice president and chief financial officer. “At the same time, CSX remains committed to an investment grade credit profile to preserve its ability to invest and provide the high levels of safety, customer service and infrastructure development that are essential to its long-term growth, to its employees and to the public.”

The Board’s authorization of an additional $1 billion in common stock repurchases brings the current stock repurchase program – which extends through year-end 2008 – to $3 billion, or approximately 15 percent of the company’s total market capitalization.  Combined with its prior stock repurchase program, CSX expects to have repurchased a total of $3.5 billion of outstanding shares over the three-year period ending in December of 2008.

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The Board also approved an increase in the quarterly dividend on the company’s common stock by 25 percent to 15 cents, payable September 14, 2007 to shareholders of record on August 31, 2007.  With that payment, CSX will have tripled its annual dividend rate in less than two years.

In addition, the company expects to make core capital investments of approximately $1.5 billion in 2007, $1.6 billion in both 2008 and 2009, and $1.7 billion in 2010.  These investments will improve and add track, equipment, technology and facilities to help meet customer needs and the expected increase in demand for U.S. freight transportation.

Under its current stock repurchase program, CSX is buying back shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws.  The timing and amount of repurchase transactions will be determined by the company’s management based on their evaluation of market conditions, share price and other factors.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services.  The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

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